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                                EXHIBIT 23(j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 10, 2004, relating to the financial statements and financial highlights which appears in the September 30, 2004 Annual Report to Shareholders of Causeway International Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, CA
January 26, 2005